UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2021, SunHydrogen, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchaser set forth on the signature page thereto (the “Purchaser”) for the purchase and sale of an aggregate of 95,238,096 shares of the Company’s common stock (the “Shares”), and warrants to purchase an aggregate of up to 71,428,572 shares of common stock (“Warrants”), in a registered direct offering at a combined purchase price of $0.105 per Share and 0.75 of one Warrant, for aggregate gross proceeds to the Company of approximately $10,000,000. The Warrants will be exercisable for a period commencing upon issuance and expiring five years from issuance, at an exercise price of $0.12 per share, subject to certain adjustments set forth therein.

Pursuant to an engagement letter (the “Engagement Letter”) dated as of November 30, 2020, as amended, by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company engaged Wainwright to act as the Company’s exclusive placement agent in connection with the registered direct offering. Pursuant to the Engagement Letter, the Company agreed to pay Wainwright a cash fee of 7.0% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the offering; and (ii) $35,000 for non-accountable expenses. In addition, the Company agreed to issue to Wainwright (or its designees) placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 7.0% of the aggregate number of Shares sold under the Purchase Agreement, or warrants to purchase an aggregate of up to 6,666,667 shares. The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise price of $0.13125 per share and a term of five years from the commencement of the sales in connection with the offering.

The gross proceeds from the registered direct offering are expected to be approximately $10.0 million, before deducting fees payable to the placement agent and other estimated offering expenses. The registered direct offering is expected to close on or about March 1, 2021, subject to the satisfaction of customary closing conditions.

The Shares, Warrants and Placement Agent Warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement, dated February 24, 2021, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252523) filed with the Securities and Exchange Commission on January 28, 2021 and declared effective on February 3, 2021.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the Purchase Agreement, Warrants, Placement Agent Warrants, and Engagement Letter described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01 Other Events.

On February 25, 2021, the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Placement Agent Warrant

10.4	Engagement Letter (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed on December 3, 2020).

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: February 26, 2021	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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